Exhibit 10.1

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

Policy Regarding Compensation of Independent Directors

December 22, 2005

The board of directors (the “Board”) of Guardian Technologies International, Inc., a Delaware corporation (the “Company”), has adopted the following Policy Regarding Compensation of Independent Directors (“Policy”) pursuant to the recommendations of the Compensation Committee of the Company. The purpose of the Policy is to attract and retain qualified independent members of the Board.

1. No Remuneration of Officers and Employees. Directors who are also officers or employees of the Company or any subsidiary of the Company shall not be entitled to any compensation for serving as a director on the Board.

2. Reimbursement of Expenses. Each director who is not also an employee or officer of the Company or any subsidiary (an “Independent Director”) shall be reimbursed for reasonable, documented out of pocket expenses incurred in connection with travel to and attending Board meetings and the meetings of any committee of the Board of which he or she is a member.

3. Annual Compensation. As compensation for his or her services as an Independent Director, each Independent Director shall receive annual compensation for serving as a director of the Company as follows: on the second day of each calendar year (or the next succeeding day, if that day is a holiday), each Independent Director shall be granted non-qualified stock options to purchase an aggregate of 5,000 shares of common stock, $.001 par value per share (“Common Stock”), of the Company pursuant to the Company’s Amended and Restated 2003 Stock Incentive Plan (“2003 Stock Incentive Plan”), which options shall vest and become exercisable one (1) year after the date of grant, shall be exercisable at a price equal to the fair market value of the Company’s Common Stock on the date of grant as determined in accordance with the terms of the 2003 Stock Incentive Plan, and as authorized and approved by the Compensation Committee or such other committee of the Board as shall then administer the 2003 Stock Incentive Plan. Following the adoption of this Policy, in the event a newly appointed Independent Director commences serving as a director on a day subsequent to the second day of a calendar year (or the next succeeding day, if that day is a holiday), each such Independent Director shall be granted a pro rata portion of the number of non-qualified options to be granted pursuant to this Section 3 for the calendar year five (5) business day following such appointment to the Board, which pro rata portion shall be determined on the basis of the number of days until the next option grant authorized pursuant to this Section 3.

4. Compensation of Newly Appointed Directors. As an incentive for each newly appointed Independent Director to accept such appointment to the Board, each such newly appointed Independent Director appointed following the adoption of this Policy shall receive the following compensation: on the day immediately following the date of his or her appointment (or the next succeeding day, if that day is a holiday), each newly appointed Independent Director shall be granted non-qualified stock options to purchase an aggregate of 10,000 shares of Common Stock pursuant to the 2003 Stock Incentive Plan, which options shall vest and become exercisable one (1) year after the date of grant, shall be exercisable at a price equal to the fair market value of the Company’s Common Stock on the date of grant as determined in accordance with the terms of the 2003 Stock Incentive Plan and as authorized and approved by the Compensation Committee or such other committee of the Board as shall then administer the 2003 Stock Incentive Plan.

5. Compensation of Current Independent Directors. As compensation for his or her continued service on the Board, each Independent Director who was an Independent Director of the Company on January 1, 2005, and who continues to serve as such on the date of the adoption of this Policy, shall receive the following compensation: within five (5) business days of the effective date of this Policy, each such Independent Director shall be granted non-qualified stock options to purchase an aggregate of 10,000 shares of Common Stock pursuant to the Company’s 2003 Stock Incentive Plan, which options shall vest and become exercisable on January 1, 2006, shall be exercisable at a price equal to the fair market value of the Company’s Common Stock on the date of grant as determined in accordance with the terms of the 2003 Stock Incentive Plan and as authorized and approved by the Compensation Committee.

6. Annual Compensation of Members of Board Committee. Each Independent Director who also serves as a member of one or more of the committees of the Board (Audit, Compensation or Nominating Committee, and such other committee(s) of the Board as shall be established by the Board from time) shall receive the following annual compensation for each committee of which he is a member: on the second day of each calendar year (or the next succeeding day, if that day is a holiday), each Independent Director who is then a member of a Board committee shall, for each committee on which he then serves, be granted non-qualified stock options to purchase an aggregate of 2,500 shares of Common Stock pursuant to the 2003 Stock Incentive Plan, which options shall vest and become exercisable one (1) year after the date of grant, shall be exercisable at a price equal to the fair market value of the Company’s Common Stock on the date of grant as determined in accordance with the terms of the 2003 Stock Incentive Plan and as authorized and approved by the Compensation Committee or such other committee of the Board as shall then administer the 2003 Stock Incentive Plan. Following the adoption of this Policy, in the event a newly appointed Independent Director commences serving as a committee member on a day subsequent to the second day of a calendar year (or the next succeeding day, if that day is a holiday), each such Independent Director shall be granted a pro rata portion of the number of non-qualified options to be granted pursuant to this Section 6 for that calendar year five (5) business days following such appointment to a committee, which pro rata portion shall be determined on the basis of the number of days until the next option grant authorized pursuant hereto; provided that such options shall be exercisable at a price equal to the fair market value of the Company’s Common Stock on the date of grant as determined in accordance with the terms of the 2003 Stock Incentive Plan and as authorized and approved by the Compensation Committee or such other committee of the Board as shall then administer the 2003 Stock Incentive Plan.

7. Other Awards and Compensation. The Board, in its discretion, may grant additional awards of options, restricted stock and/or cash compensation to Independent Directors as it may determine from time to time.

8. Terms of 2003 Stock Incentive Plan Shall Govern. In the event of any inconsistency between the terms of this Policy and the terms of the 2003 Stock Incentive Plan, or any Non-Qualified Stock Option Award Agreement covering any options which are granted pursuant to this Policy, the terms of the 2003 Stock Incentive Plan or Non-Qualified Stock Option Award Agreement shall govern.

9. Amendment or Termination. This Policy may be amended, altered or terminated at the election of the Board in its absolute discretion, provided that no amendment, alteration or termination of this Policy shall have a retroactive effect or impair the rights of any Independent Director under any stock option grant theretofore granted to any such Independent Director.

10. Effective Date. This Policy was adopted by the Board of Directors, pursuant to the recommendations of the Compensation Committee, on December 22, 2005, and is effective as of such date.

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